                       Franklin Telecommunications Corp.
                              733 Lakefield Road
                         Westlake Village, CA 91361


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FEBRUARY 27, 1998


To the Holders of Common Stock of Franklin Telecommunications Corp.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Franklin Telecommunications Corp. will be held at the Hyatt Westlake Plaza Hotel, 880 S. Westlake Blvd., Westlake Village, California 91361, on February 27, 1998, at 2:00 P.M., local time, for the following purposes:

     1. To elect a board of four directors, with each director so elected to hold office until the next Annual Meeting and until their successors have been duly elected and qualified; and

     2.   To adopt the 1998 Incentive Stock Option Plan.

     3. To transact such other business as may properly come before the Annual Meeting and any continuation or adjournment thereof.

     The Board of Directors has fixed the close of business on January 19, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED, STAMPED ENVELOPE. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                                        By Order of the Board of Directors,


                                        Frank W. Peters, Chief Executive Officer


Westlake Village, California
January  27, 1998


IMPORTANT:  IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT IS
            IMPORTANT THAT YOUR SHARES BE REPRESENTED SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

                       Franklin Telecommunications Corp.
                              733 Lakefield Road
                          Westlake Village, CA 91361

                              ___________________

                                PROXY STATEMENT
                              ___________________

                        ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held February  27, 1998

     This Proxy Statement is being furnished to the shareholders of Franklin Telecommunications Corp., a California corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held at held at the Hyatt Westlake Plaza Hotel, 880 S. Westlake Blvd., Westlake Village, California 91361, on February 27, 1998, at 2:00 P.M., local time, and at any continuation or adjournment thereof.

     This Proxy Statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed on or about January 27, 1998 to shareholders of record on January 19, 1998, the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company's Annual Report to Shareholders, which contains audited financial statements for the fiscal year ended June 30, 1997, and proposed new 1998 Employee Incentive Stock Option Plan are concurrently being mailed to all shareholders of record as of January 19, 1998.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by telephone, telegraph or personal interview by Directors, officers and other regular employees of the Company, without extra compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.


                                 VOTING RIGHTS

As of January 19, 1998, the record date for the determination of the shareholders of the Company entitled to notice of and to vote at the Annual Meeting, there were 16,135,183 shares of the Company's Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting, except that shareholders may be entitled to cumulative voting rights in the election of directors as describe below.

Cumulative voting rights entitle a shareholder to give one nominee that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock he or she is entitled to vote, or to distribute such number of votes among two or more nominees in such proportion as the shareholder may choose. The four nominees receiving the highest number of votes at the Annual Meeting will be elected. In order for all shareholders to cumulate votes, one shareholder must give notice to the Secretary prior to commencement of voting that of his or her intention to cumulate his or her votes.

Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, by the persons named therein FOR the election of the seven director nominees listed below. As to any other business which may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.


                    PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information regarding the ownership of the Company's Common Stock as of January 19, 1998, by (i) each of the current directors and nominees for election as a director of the Company, (ii) each person or group known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, and (iii) all current directors and executive officers of the Company as a group. Except as otherwise noted and subject to community property laws where applicable, each beneficial owner has sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 733 Lakefield Road, Westlake Village, California 91361.



Name and Address                                Shares              Percent of
of Beneficial Owner                        Beneficially Owned(1)     Class(1)
--------------------                       ---------------------    ----------
Frank W. Peters                               4,613,928(2)              29%

Thomas Russell                                  179,040                  1%

Peter S. Buswell                                130,000                  1%

Robert S. Harp                                    -0-                   -0-

   All directors and executive officers
   of the Company as a group (4 persons)      4,922,968                 31%


(1) In calculating beneficial and percentage ownership, all shares of Common Stock which a named shareholder will have the right to acquire within 60 days of the record date for the Annual Meeting upon exercise of stock options and stock purchase warrants are deemed to be outstanding for the purpose of computing the ownership of such shareholder, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholder. As of January 19, 1998, an aggregate of 16,135,183 shares of Common Stock were outstanding.
(2) Does not include shares issuable upon conversion of 50% of the balance of notes totaling $229,000 into shares at 50% of market value.


                             ELECTION OF DIRECTORS

The Company's current Board of Directors has nominated four individuals, Frank
W. Peters, Peter S. Buswell, Robert S. Harp and Thomas Russell, for election as directors of the Company at the Annual Meeting, each to serve as such until the next annual meeting of the Company's shareholders and until their respective successors are elected and qualified. Each of the nominees is a current member of the Company's Board of Directors. Although it is not presently contemplated that any nominee will decline or be unable to serve as a Director, in either such event, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors should any nominee become unavailable to serve. In the event that anyone other than the four nominees listed below should be nominated for election as a director, the persons named in the accompanying proxy will have the authority, to be exercised in their discretion, to vote cumulatively for less than all of the nominees. The four nominees receiving the highest number of votes at the Annual Meeting will be elected.

Nominees

Certain information concerning the four individuals nominated by the Company's Board of Directors for election at the Annual Meeting to serve as directors of the Company for the ensuing year is set forth below:

Mr. Peters has been President of the Company since its organization in 1981. Between 1975 and 1984 he was also President of Franklin Data Systems and Franklin Systems Corporation. From 1973 to 1975, he was Vice President of Jacquard Systems Corporation, a computer hardware and word processing software development marketer.

Mr. Buswell has been the Vice President of Marketing and Business Development for Xantel, since 1996. Previously, he was Chief Marketing Officer for TAA, a software developer engaged in the development of enterprise wide mixed media messaging systems. During the 1980s he was manager of Strategic Planning for the Communications Systems Group of Exxon Enterprises, the venture capital unit
of Exxon.   He has also served as Director of Product Line Management at ITT and as Manager of Program Development at Datapoint. Mr. Buswell has been a director of the Company since 1996.

Dr. Harp has been Chairman of Quesant Instruments, a manufacturer of scanning probe microscopes, since 1992. Between 1987 and 1992, he was Chairman of Vertek, a manufacturer of PC peripheral devices. He is also a founder of Vector Graphic, Inc. Dr. Harp has been a director of the Company since 1996.

Mr. Russell has been the Chief Financial Officer and a director of the Company since 1996. He also served as its Chief Financial Officer between 1988 and 1990. Between 1990 and 1996 Mr. Russell owned and operated Russell Industries, a manufacturer's representative and distribution firm. Prior to that time Mr. Russell was a partner at Sorenson, Russell & Company, a public accounting firm, and was employed by Peat Marwick. Mr. Russell is a certified public accountant..

Structure and Function of the Board of Directors

During the last fiscal year, the Company's Board of Directors held 7 regular and special meetings or otherwise took action by written consent. The Board has established both an Audit Committee and a Compensation Committee, comprised of Messrs. Peters, Buswell and Russell. The Audit Committee meets to consult with the Company's independent auditors concerning their engagement and audit plan, and thereafter concerning the auditor's report and management letter and with the assistance of the independent auditors, also monitors the adequacy of the Company's internal accounting controls. With respect to compensation, the Compensation Committee determines the compensation of corporate officers, and will determine the persons entitled to participate in stock option, bonus and other similar plans. The Board of Directors continues to meet as a whole to nominate the individuals to be proposed by the Board of Directors for election as directors of the Company, and has no separate nominating committee.

Each non-employee director is paid an annual retainer of $ -0- plus $ -0- per each board meeting attended and each board committee meeting attended for each committee of which they are a member. The Company has and will continue to pay the expenses of its non-employee directors in attending Board meetings. No compensation is paid to any of the employee directors.

There is no family relationship between any nominee and any other nominee or executive officer of the Company.

Executive Officers

The executive officers of the Company are Frank W. Peters, Chief Executive Officer, and Thomas Russell, Chief Financial Officer. Subject to the terms of applicable employment agreement, officers serve at the pleasure of the Board of Directors.

Executive Compensation

  The following table sets forth certain compensation paid or accrued by the Company during the years ended June 30, 1996 and June 30, 1997 to its President and its Chief Financial Officer (the "Named Executive Officers").


                                                                                                 All Other
                                                                                                 ---------
                                                               Annual Compensation             Compensation
                                                 ---------------------------------------       ------------
         Name and Principal Position              Year         Salary           Bonus
----------------------------------------------   -------   ---------------   -----------
Frank W. Peters, President....................    1996      $275,056(1)       $100,000                -0-
                                                  1997      $291,556(1)       $100,000                -0-

Thomas Russell, Chief Financial Officer(2)....    1996          -0-              -0-                  -0-
                                                  1997      $ 60,208          $ 10,000                -0-

_________
(1) Portions of these amounts were deferred. See "Transactions with Management," below.
(2) Mr. Russell was employed by the Company beginning in October 1996.

    Except as disclosed above, no compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, were paid by the Company during the years ended June 30, 1996 and 1997 to any of the Named Executive Officers.

Employment Agreements

The Company's President is employed pursuant to an Employment Agreement expiring on December 31, 1997. The Employment Agreement provides for monthly compensation at the rate of $20,000, with annual increases of 6%. The Company's Board of Directors has approved a new six year Employment Agreement for the Company's President, effective January 1, 1998. The new Employment Agreement provides for compensation at the rate of $27,000 per month, with annual increases of 6%. The Company's Chief Financial Officer is employed pursuant to Employment Agreement for a three year period, commencing on September 2, 1997, providing monthly compensation at the rate of $10,000 per month.

Stock Options

  The Company adopted an Incentive Stock Option Plan ("Plan A") and
Nonqualified Stock Option Plan ("Plan B") (collectively the "1986 Plans").
Plan A provides for the granting of options to purchase shares of common stock that are intended to qualify as incentive stock options within the meaning of
Section 422A of the Internal Revenue Code, and Plan B provides for the granting of options to purchase shares of common stock that are not intended to qualify. The 1986 Plans provide for the issuance of up to 700,000 shares in the aggregate at fair market value.

  During the year ended June 30, 1989, the Company adopted the 1988 Stock Option Plan (the "1988 Plan"). Under the terms of the plan, options to purchase
300,000 shares of the Company's common stock are available for issuance to employees, officers and directors. Options granted may be either incentive stock options or non-statutory options. The exercise price of the incentive stock options and non-statutory options may not be greater or less than 110% and 85%, respectively, of the fair market value of the Company's common stock at the date of grant.

  During the year ended June 30, 1994, the Company adopted the 1993 Stock Option Plan (the "1993 Plan"). The 1993 Plan provides for the granting of options to purchase up to 600,000 shares of common stock that are intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code.

  During the year ended June 30, 1995, the Company adopted the 1994 Stock Option Plan (the "1994 Plan"). The 1994 Plan provides for the granting of options to purchase up to 1,400,000 shares of common stock. Such options will be non-statutory.

  Options granted under all four of the aforementioned plans vest in accordance with the terms established by the Company's stock option committee. All such options granted to date have vesting periods of between two to four years and generally terminate at the earlier of the end of the option period or termination of employment.

  On December 13, 1996, the Company granted options to purchase 1,000,000 shares of the Company's common stock to key management employees which were fully vested on the date of grant. The option price was set at $1.31 per share, the fair value of the underlying shares. The options are not included in the above.


Certain Transactions

   During the year ended June 30, 1995, the Company issued notes for an aggregate of $217,000 payable to its President, Frank W. Peters, in lieu of compensation, included in the table above. These notes bear interest at the rate of 9% per annum and are due and payable as follows: $12,000 due on August 20, 1995, $65,000 due on August 20, 1997, and $140,000 due on January 5, 1999. Mr.
Peters has waived any defaults or penalties with respect to the unpaid portions of these notes. The $140,000 note is convertible into shares of the Company's Common Stock at a conversion price of $.10 per share.

   During the year ended June 30, 1995, the Company issued 2,000,000 shares to its President, Frank W. Peters, upon exercise of options previously granted. The exercise price was paid by the cancellation of notes in the amount of $92,000 and accrued interest in the amount of $42,000.

   During the year ended June 30, 1996, the Company transferred 4,200,000 of its shares of FNet Corp., a subsidiary of the Company, to its President, Frank W. Peters, and to Colin Patterson, who was a director of the Company at the time, in cancellation of notes payable and for consulting services. Management of the Company valued the FNet shares at $.015 per share, based upon the book value of FNet at the time of the transaction. The issuance of these shares caused the Company's ownership percentage of FNet to decrease from 100% to 79% as of June 30, 1996.

  During the year ended June 30, 1996, the Company deferred payment of $117,000 in compensation, included in the table above, to its President, Frank W. Peters, with his permission, for an undetermined time period.

  On September 20, 1995, the Company issued a promissory note for $100,000, bearing interest at the rate of 8%, to its President, in lieu of bonus compensation, included in the table above, for attaining certain corporate objectives. The note is payable in twenty four equal monthly installments of $4,523. No payments have been made to date on this Note, and the President has waived the default provisions.

  On September 20, 1996, the Company issued a $100,000 promissory note to its President in exchange for services rendered in fiscal 1997. No compensation expense was recorded in fiscal 1996 relating to this note. Bonus compensation expense of $100,000 will be recorded in connection therewith in fiscal 1997. The note bears interest at 8% per annum, and is payable in thirty-six equal monthly installments of $3,134.

  On December 13, 1996, the Company granted an option to purchase 1,000,000 shares of its Common Stock at an exercise price of $1.31 per share, the market price as of December 13, 1996. The options were granted to key management employees for achievement of certain goals. The options are all currently exercisable. Of the options, 500,000 were granted to the Company's President, Frank W. Peters, and 100,000 were granted to its Chief Financial Officer, Thomas Russell.

  During the year ended June 30, 1997, the Company deferred payment of $112,000 in compensation, included in the table above, to its President, with his permission, for an undetermined time period.

  As of June 30, 1997, the deferred compensation of $117,000 and $112,000 was converted into two promissory notes. One half of the principal balance of the notes is convertible into shares of the Company's Common Stock at a conversion rate of 50% of the fair market value of the Common Stock at the date of conversion.

  On October 7, 1997, the Company's President exercised an option to purchase 1,333,695 shares of the Company's Common Stock at the exercise price of $.10 per share.

   On November 3, 1997, the Company's Chief Financial Officer exercised options to purchase 150,000 shares of the Company's Common Stock at exercise prices ranging from $.69 to $1.31.

Compensation Committee Report

Report on Annual Compensation of Executive Officers
---------------------------------------------------

  It is the policy of the Company's Compensation Committee to establish compensation levels for the executive officers, which reflect the Company's overall performance and their performance, responsibilities and contributions to the long-term growth and profitability of the Company. The committee determines compensation based on its evaluation of the Company's overall performance, including various quantitative factors, primarily the Company's financial performance, sales and earnings against the Company's operating plan, as well as various qualitative factors such as new product development, the Company's product and service quality, the extent to which the executive officers have contributed to forming a strong management team and other factors which the committee believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives.

  The principal component of the compensation of the executive officers is their base salaries. The committee also retains the discretion to award bonuses based on corporate or individual performance. The committee evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentives the executive officers. Throughout the year, the committee members review the corporate and individual performance factors described above. The committee, based upon its review of performance for the previous year and its review of the Company's operating plan, establishes salary levels and awards any bonuses to the executive officers.

  The Compensation Committee also considers grants of stock options for the Company's key employees, including executive officers. The purpose of the stock option program is to provide incentives to the Company's management to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Individual amounts of annual stock option grants are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership an changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareholders are required to furnish the Company with copies of all such forms which they file.

  To the Company's knowledge, based solely on the Company's review of such reports or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 1997 filing requirements applicable to its officers, directors, and other persons subject to Section 16 of the Exchange Act were in compliance.


                            INDEPENDENT ACCOUNTANTS

  Singer Lewak Greenbaum & Goldstein LLP has been retained to serve as the Company's independent certified public accountants for the fiscal year ending June 30, 1998. A representative of Singer Lewak Greenbaum & Goldstein LLP is expected to be present at the Annual Meeting, and to be available to respond to any shareholder questions directed to Singer Lewak Greenbaum & Goldstein LLP. This representative will have an opportunity to make a statement if Singer Lewak Greenbaum & Goldstein LLP so desires.


                             SHAREHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of shareholders, proposals by the Company's shareholders intended to be presented at such annual meeting must be received by the Company no later than ninety (90) days prior to January 29, 1999.


                                 ANNUAL REPORTS

  The Company's 1997 Annual Report, which includes audited financial statements for the Company's fiscal year ended June 30, 1997, is concurrently being mailed with this proxy statement to shareholders of record on January 19, 1998.


                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be presented for action at the meeting. However, if any matters not included in this Proxy Statement properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote under the authority therein given in accordance with his or their best judgment.


                                    By Order of the Board of Directors,


                                    Frank W. Peters, Chief Executive Officer


                                    January 27, 1998

                            [ Front of Proxy Card ]

                       FRANKLIN TELECOMMUNICATIONS CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Frank W. Peters and Thomas Russell, and each of them, as attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent the undersigned and vote, as designated below, all of the shares of Common Stock of Franklin Telecommunications Corp. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders to be held on February 27, 1998, or at any adjournment or continuation thereof.

1.   ELECTION OF DIRECTORS:

     [_] FOR ALL NOMINEES LISTED BELOW               [_] WITHHOLD AUTHORITY
         (except as marked to the contrary below)        to vote for the
                                                         nominees listed below

     FRANK W. PETERS, PETER S. BUSWELL, ROBERT S. HARP AND THOMAS RUSSELL

     (INSTRUCTION:     To withhold authority to vote for any nominee, write the
                       nominee's name in the space provided below.)


________________________________________________________________________________

2.   APPROVAL OF THE 1998 INCENTIVE STOCK OPTION PLAN

     [_] FOR ADOPTION OF THE 1998 ISOP               [_] WITHHOLD AUTHORITY
                                                         to vote for adoption of
                                                         the 1998 ISOP

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES LISTED ABOVE TO THE COMPANY'S BOARD OF DIRECTORS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

                            [ Back of Proxy Card ]

                                 Please sign exactly as name appears below, date and return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

                                        Dated . . . . . . . , 1998


                                 _____________________________
                                        Signature


                                 _______________________
                                 Signature (if held jointly)

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.